EXHIBIT 10.33
                                                                   -------------









                            ASSET PURCHASE AGREEMENT

                                      among

                            Able Laboratories, Inc.,
                                    as Buyer,

                               LiquiSource, Inc.,
                                    as Seller

                                       and

                           the Stockholders of Seller

                                  named herein







                                November 13, 2003




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                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT made as of November 13, 2003, among Able Laboratories Inc., a Delaware corporation ("Buyer"), LiquiSource, Inc., a New Jersey corporation (the "Seller"), and Raja G. Kolla, Raju V.K. Vegesna and Robert R. Buchanan, Jr., the stockholders of Seller (the "Stockholders").


            WHEREAS, Buyer desires to purchase and Seller desires to sell and convey to Buyer substantially all of the assets of Seller, relating to its business involving the manufacture and distribution of generic liquid pharmaceutical products, upon the terms and subject to the conditions set forth herein; and

            WHEREAS, Buyer is willing to assume certain specified liabilities of Seller; and

            NOW, THEREFORE, subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I

                           PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets. At the Closing (as defined below), subject to the terms and conditions set forth in Section 2.1 and 2.2, as applicable, Buyer shall purchase from Seller and Seller shall sell, convey, assign, transfer, and deliver to Buyer, free and clear of all mortgages, liens, encumbrances, equities, claims and obligations to other persons of whatever kind and character, and Buyer agrees to purchase from Seller, for the agreed purchase price, hereinafter specified, all of Seller's properties, assets, and rights, technologies and formulae, whether tangible or intangible, real or personal (the "Purchased Assets"). The Purchased Assets include, without limitation, all right, title and interest of Seller in and to the following:

                        (a) Seller's inventory, prepaid expenses and pending unexecuted orders from customers;

                        (b) Seller's catalogs, price lists, product literature, customer lists and computer files and software;

                        (c) All patents, trademarks, trade names, copyrights, applications for any of the foregoing, designs, know-how and other intangibles owned by Seller, including the name "LiquiSource Inc." and any variation thereof as well as all rights under license agreements relating to any such intangibles and all formulae for products currently commercially marketed or under development, analytical methods, standard operating procedures, batch records, and any other proprietary technologies and processes that are required to manufacture Seller's products, as well as any and all representations, descriptions or embodiments thereof in any tangible or electronic format ("Seller Intellectual Property");

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                        (d) All furniture and fixtures, vehicles (if any),
                        office equipment and other equipment;

                        (e) Seller's rights under all contracts (written or oral) to which it is a party, including leases and any rights accruing to Seller under any supplier/vendor agreements;

                        (f) All of Seller's customer lists, uncollected invoices, credit files, copies of payroll records, schedules of fixed assets, books of account, contracts, books, records, designs, drawings, specifications, engineering data and all other public or confidential business records useful for the orderly continuation of the business conducted by Seller ("Business Records");

                        (g) All of Seller's causes of action, judgments, claims and demands of whatever nature;

                        (h) All rights of Seller under employment contracts (other than any rights to the post-Closing performance of any services thereunder by the Stockholders, it being understood that neither of Messrs. Buchanan or Kolla will be compensated for or be required to perform any services for Buyer under any such agreements after the Closing and that Mr. Vegesna is expected to enter into a new employment agreement with Buyer), intellectual property assignments, restrictive covenants, nondisclosure agreements, and similar obligations of present and former officers and employees of Seller;

                        (i) To the extent transferable, all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from all government entities (including the United States Food and Drug Administration) and other permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such government entities or other permitting, licensing and certifying agencies; and

                        (j) All of Seller's goodwill and business as a going concern.

The Purchased Assets shall not include Seller's cash or accounts receivable (the "Excluded Assets"), which shall be retained by Seller.

            Seller shall turn over to Buyer and shall not retain any copies of any and all records or documents constituting Purchased Assets or containing any description or embodiment of any Purchased Assets, provided, that Seller shall be entitled to retain, in both written and electronic form, copies of such Business Records relating to Seller's corporate existence, financial statements and operating results as may be necessary for the purposes of defending any legal claims made against it and preparing its final financial statements and tax returns, subject to the confidentiality provisions of Section below. In the event that Seller's tax returns are subsequently audited, Buyer shall provide such copies of any Business Records then in its possession needed by Seller to respond to such audit as Seller may reasonably request.

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            1.2 Assumed Liabilities. At the Closing, subject to the terms and conditions set forth in Sections 2.1 and 2.2, as applicable, as additional consideration for the Purchased Assets, Buyer hereby agrees to assume and become responsible for the following (the "Assumed Liabilities"):

            (a) the current, ordinary course operating liabilities of Seller included in Seller's balance sheet dated September 30, 2003 delivered to Buyer, and the ordinary course operating liabilities of Seller incurred thereafter and set forth on Schedule 1.2(a); and

            (b) all obligations of Seller to be performed after the Closing under the contracts listed on Schedule 1.2(b) (the "Assigned Contracts"), including the lease for the business facilities currently occupied by Seller at 789 Jersey Avenue, New Brunswick, NJ 08901 (the "Seller Lease").

            Buyer shall not assume any responsibility in respect of any liability other than those specifically defined as Assumed Liabilities in
Section 1.2. Without limiting the generality of the foregoing, Buyer shall not assume, and Seller shall retain, all liabilities and obligations relating to (i) amounts payable to shareholders or affiliates, (ii) any third party debt including any obligations under capital leases, (iii) any payables or obligations that are overdue for a period in excess of Seller's historical course of dealing, (iv) any contingent liabilities, (v) any obligations of Seller under any Assigned Contract (A) required therein to be performed by Seller at or prior to the Closing or (B) arising out of any breach of any provision or out of any express or implied term thereof not included in the copies (or written statements of the terms) of such Assigned Contracts delivered or made available to Buyer pursuant hereto, or (vi) any and all liabilities of Seller arising out of actions of Seller prior to Closing other than those specifically defined as Assumed Liabilities above. Furthermore, Buyer shall not assume, and Seller shall retain and pay in accordance with their terms, all payables that exceed $50,000 in the aggregate as of the Closing, as determined by Buyer and confirmed by Buyer's accountants in a post-Closing review of Seller's Closing Date financial statements; provided, that if payables exceed $50,000 because of Seller's recent purchases of raw materials, then subject to the representations and warranties set forth in Section 3.9 below, the $50,000 limit shall be increased by the amount by which inventory exceeds $275,000 as of the Closing. Buyer shall be entitled to specify which payables are to be retained by Seller.

            1.3 Instruments of Conveyance, Assumption or Assignment. The sale, conveyance, transfer, assignment and delivery of the Purchased Assets and the Assigned Contracts, and the assumption of the Assumed Liabilities, as herein provided, shall be effected by bills of sale, endorsements, assignments, deeds, drafts, checks, stock powers or other instruments in such reasonable and customary form as shall be requested by Buyer, and Seller and Stockholders shall at any time and from time to time after the Closing, upon reasonable request, execute, acknowledge and deliver such additional bills of sale, endorsements, assignments, deeds, drafts, checks, stock powers or other instruments and take such other actions as may be reasonably required to effectuate the transactions contemplated by this Agreement.

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            1.4 Purchase Price; Allocation

            (a) Buyer agrees to pay to Seller at the Closing $4,175,000 (the "Purchase Price") by wire transfer or delivery of other immediately available funds.

            (b) Buyer and Seller agree that this Agreement is for the purchase and sale of assets and that the Purchase Price, the Assumed Liabilities and all other capitalizable costs shall be allocated among the Purchased Assets and the covenants of Seller and Stockholders in accordance with a mutually agreed statement in writing (the "Allocation Statement") in the form attached hereto as
Schedule 1.4(b). Buyer and Seller agree to report this transaction for tax purposes in accordance with such Allocation Statement and to file Form 8594 with the Internal Revenue Service as required under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code").

            1.5 Closing Transactions

            (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Able Laboratories, Inc., 6 Hollywood Court, South Plainfield, NJ 07080 at 10:00 a.m. on November 14, 2003 or such other date as may be mutually agreed to by Seller and Buyer. The parties hereto agree that time is of the essence. The date and time of the Closing are herein referred to as the "Closing Date."

            (b) Deliveries at the Closing. Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions on the Closing Date:

            (i) At the closing, Seller shall deliver to Buyer such bills of sale, endorsements, assignments, deeds, drafts, checks, stock powers or other instruments as shall be effective to vest in Buyer good and marketable title to the Purchased Assets subject to no liens, encumbrances, or rights in any other party whatsoever, except as are described in the disclosure schedules attached hereto;

            (ii) Buyer will assume the Assumed Liabilities and will deliver all instruments which Seller reasonably requests to effect the assumption of the Assumed Liabilities by Buyer;

            (iii) Buyer and Seller, as applicable, shall cause the certificates and other documents and instruments to be delivered pursuant to Article II hereof; and

            (iv) Buyer will deliver to Seller the Purchase Price by wire transfer or delivery of other immediately available funds.

            (v) Buyer will reimburse to Seller the amount of $3,862.56 previously advanced by Seller to prepay Seller's equipment lease with De Lage Landen, provided that any security interests recorded in respect of the same have been terminated, and shall also pay to Seller the amount of $30,000 in respect of the security deposit under the Seller Lease.

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            (vi) Buyer will pay to Seller an amount agreed upon between Buyer and Seller as the appropriate proration of the November 2003 monthly rent under the Seller Lease.

            1.6 Taxes and Prepaid Items. Seller will pay (a) all sales, use, franchise and other taxes and charges, and all costs and expenses of Seller and the principals of Seller, which may become payable in connection with the execution and delivery of this Agreement and the sale of the Purchased Assets pursuant to the terms of the agreement, and (b) all taxes due as a result of the operation of Seller's business from the period of time between the execution of this Agreement through the Closing Date. Buyer will pay all costs and expenses of Buyer, which may become payable in connection with the execution and delivery of this Agreement and the sale of the Purchase Assets pursuant to the terms of the agreement.

                                   Article II

                              CONDITIONS TO CLOSING

            2.1 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions on or before the Closing
Date:

            (a) Seller shall have furnished Buyer with an opinion, dated the Closing Date, of Scott W. Stauffer, Esq., counsel for Seller, in substantially the form of Exhibit A attached hereto;

            (b) No suit, action or proceeding shall be pending or threatened at any time prior to or on the Closing date before or by any court or governmental body seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or which might materially and adversely affect the business or properties or condition, financial or other, or results of operations of Seller;

            (c) The representations and warranties of Seller and each Stockholder set forth in Article III hereof shall be true and correct on the date hereof and at and as of the Closing Date with the same force and effect as though made on and as of such date and Seller shall have furnished Buyer with such certificates and other documents evidencing the truth of such representations and warranties;

            (d) Seller shall have performed and complied with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing and Seller shall have furnished Buyer with such certificates and other documents evidencing the performance of such covenants, agreements and conditions as Buyer shall have reasonably requested;

            (e) Seller shall have obtained at Seller's cost and expense, in form and substance satisfactory to Buyer, all consents and waivers, approvals, amendments or modifications by third parties that are required for the transfer of the Purchased Assets to Buyer or that are required for the consummation of the transactions contemplated hereby including, without limitation, any consents required pursuant to any lease that is required in order that the transactions contemplated hereby do not constitute a breach of or a default under or a termination or modification of any agreement to which Seller is a party or to which any portion of the Purchased Assets is subject;

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            (f) All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby, if any, shall have been duly made and obtained in form and substance satisfactory to Buyer;

            (g) Seller and each Stockholder shall have executed and delivered mutually satisfactory non-competition, non-solicitation, and confidentiality agreements in favor of Buyer in the form of Exhibit B hereto, restricting them from soliciting any of Seller's customers, employees, consultants and other key business relationships for twelve (12) months, restricting competition with Buyer for twenty-four (24) months except for those products listed on Schedule A thereto, as to which the period of non-competition shall be twelve (12) months, and except for such specific business activities as may be permitted under the terms of each such Agreement, and requiring them to maintain the confidentiality of non-public business information for five (5) years;

            (h) Buyer and Seller shall have agreed upon the Allocation
Statement;

            (i) Seller shall have made all filings of environmental nature required for the transactions contemplated hereby with all federal, state and local regulatory authorities, including all filings required under the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6 et seq., and Seller shall have obtained from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") and delivered to the Buyer either: (i) a Letter of Non-Applicability from NJDEPE; (ii) approval by NJDEPE of a Negative Declaration submitted by the Seller; or (iii) approval by NJDEPE of a DeMinimus Quantity Exemption (collectively, the "ISRA Clearance").

            (j) the Seller shall have caused the filing of a UCC-3 Termination Statement relating to the release of all liens of Fleet Bank on the Purchased Assets; and

            (k) Seller shall have delivered to Buyer (i) a certificate from Seller in the form of Exhibit C attached hereto, dated the Closing Date, stating that the conditions specified in Sections 2.1(a)-(h) have been satisfied, (ii) copies of all consents, waivers and governmental filings, authorizations and approvals required in connection with the consummation of the transactions contemplated hereunder, and (iii) such other documents or instruments as Buyer may reasonably request to effect the transactions contemplated hereby.

            2.2 Conditions to Seller's Obligations. The obligation of Seller and each Stockholder to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

            (a) The representations and warranties set forth in Article IV hereof will be true and correct on the date hereof and at and as of the Closing Date as though then made and Buyer shall have furnished Seller with such certificates and other documents evidencing the truth of such representations and warranties;

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            (b) Buyer shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing and Buyer shall have furnished Seller with such certificates and other documents evidencing the performance of such covenants, agreements and conditions as Seller shall have reasonably requested;

            (c) Buyer and Seller shall have agreed upon the Allocation
Statement;

            (d) Buyer shall have delivered to Seller the Purchase Price and the other payments specified in Section 1.5(b)(v); and

            (e) Buyer shall have delivered to Seller (i) a certificate from Buyer in the form set forth in Exhibit D attached hereto, dated the Closing Date, stating that the conditions specified in Sections 2.2(a)-(d) have been satisfied, (ii) certified copies of the resolutions of Buyer's board of directors approving the transactions contemplated by this Agreement, and (iii) such other documents or instruments as Seller may request to effect the transactions contemplated hereby.

                                  Article III

            REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS

            As a material inducement to Buyer to enter into this Agreement, Seller and each Stockholder hereby jointly and severally represent and warrant to Buyer that:

            3.1 Organization and Legal Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is duly qualified and in good standing in each other jurisdiction in which it owns or leases properties, conducts operations or maintains a stock of goods, except in those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect, with full corporate power and authority carry on the business in which it is engaged and to execute and deliver this Agreement and the other agreements and documents contemplated hereby and perform its obligations hereunder and thereunder.

            3.2 Authorization of Transactions. The execution, delivery and performance by Seller and each Stockholder of this Agreement and the other agreements and documents contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller and no other corporate proceedings on the part or any Stockholder are necessary to approve and authorize the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other agreements and documents contemplated hereby have been duly executed and delivered by Seller and each Stockholder party to the same and constitute valid and binding agreements of Seller and each Stockholder, enforceable against Seller and each Stockholder in accordance with their terms.

            3.3 Absence of Conflicts. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby are not events which themselves or with the giving of notice or the passage of time or both could, on the part of Seller or any Stockholder result in the

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creation of any lien, security interest, charge or encumbrance upon the
Purchased Assets, or (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under or (e) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or bylaws of Seller or any indenture, mortgage, lease, license, loan agreement or other agreement or instrument to which Seller or any Stockholder is bound or affected, or, to Seller's and each Stockholder's knowledge, any law, statute, rule or regulation or any judgment, order or decree to which Seller or any Stockholder is subject.

            3.4 Purchased Assets. Other than as set forth on Schedule 3.4, Seller owns and has good and marketable title to, or a valid leasehold interest in, all of the Purchased Assets free and clear of all mortgages, liens, encumbrances, equities, claims and obligations to other persons of whatever kind and character.

            3.5 Capitalization. The capitalization of Seller is as set forth in
Schedule 3.5; and all of the outstanding shares of stock of Seller are duly authorized and validly issued, fully paid and nonassessable.

            3.6 Subsidiaries. Seller does not own, directly or indirectly, any of the capital stock of any corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced.

            3.7 Real Property. Seller owns no real property of any kind whatsoever.

            3.8 Employment Arrangements. Schedule 3.8 sets forth a true, correct and complete list of all employment agreements, collective bargaining or other labor agreements, any agreement containing severance or termination pay arrangements, deferred compensation agreements, retainer or consulting arrangements, pension or retirement plans, bonus or profit-sharing plan, stock option or purchase plan or other employee contract or non-terminable (with or without penalty) arrangement, group life, health, medical, or hospitalization insurance, plan or program or other employee or fringe benefit plan, including vacation plans or programs and sick leave plans or programs.

            3.9 Financial Statements. Included as Schedule 3.9 hereto are balance sheets of Seller as of September 30, 2003, together with related statements of operations for the year to date then ended (the "September 30 Financial Statements"). Seller has also previously delivered to Buyer the balance sheets of Seller as of June 30, 2003, together with related statements of operations for the period then ended (the "June 30 Financial Statements" and, together with the September 30 Financial Statements, the "Seller Financial Statements"). The Seller Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed throughout the periods, except for departures from GAAP for the purpose of applying tax basis accounting. The Seller Financial Statements fairly present the financial condition of Seller and the results of its operations as of the dates thereof and throughout the periods covered thereby and, except as set forth on Schedule 3.9, there are no debts and liabilities

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of Seller, fixed or contingent, as of the dates thereof that should be reflected thereon in accordance with GAAP. Except as set forth on Schedule 3.9, there has not been any change between the date of the most recent Seller Financial Statements and the date of this Agreement which has affected materially or adversely the business or properties or condition or prospects, financial or other, or results of operations of Seller, and, to Seller's and each Stockholder's knowledge, no fact or condition exists or is contemplated or threatened, which might cause any such change at any time in the future. All items included in Seller's inventory consist of raw materials, packaging materials or finished goods, are covered on the books of Seller and are valued on the September 30 Financial Statements at cost. No items included in Seller's inventory are outdated, obsolete or damaged. All items included in Seller's inventory have been purchased or produced, and can be sold (or used, the case of raw materials), in the ordinary course of Seller's business in accordance with past practices. All items of inventory owned by Seller as of the date hereof, a list of which is attached as part of Schedule 3.9, are accounted for in the manner described in this Section 3.9 on the balance sheet included in the September 30 Financial Statements.

            3.10 Material Contracts and Arrangements. Schedule 3.10 sets forth all material contracts and arrangements to which Seller is a party to or bound by in any manner. Each of such contracts and arrangements is valid, binding, subsisting and enforceable in accordance with its terms and Seller has performed all obligations required to be performed under any such contract or arrangement and is not in breach or default or in arrears in any material respect or in any other respect which would permit the other party to cancel such contract or arrangement under the terms thereof.

            3.11 Ordinary Course of Business. Seller, from the date of the most recent financial statements delivered to Buyer until the date hereof, has operated its business in the normal, usual and customary manner in the ordinary and regular course of business. Seller and each Stockholder have used his or its best efforts to preserve intact Seller's business, properties, inventories, operations, goodwill, and relations with employees, customers and others with which Seller has business relationships (provided, that the foregoing shall not be construed as a guarantee by Seller or any Stockholder that any customer, supplier or employee will continue any contract or business relationship with Buyer after Closing), and have maintained raw materials inventory, work in process and finished goods at customary levels and in a manner strictly consistent with Seller's past practice. From and after September 30, 2003, neither Seller nor any Stockholder has, other than as set forth on Schedule 3.11, (i) disposed of any of its properties or assets valued at $5,000 or greater except for inventory sold in the ordinary course of Seller's business and cash expended in the ordinary course of Seller's business; (ii) purchased assets valued at $5,000 or greater, except for inventory purchased in the ordinary course of Seller's business; or (iii) made any distribution or dividend to any of its stockholders. To the knowledge of Seller and each Stockholder there is no dispute between Seller and any person relating to any obligation of Seller that is not an Assumed Liability, or any basis for such a dispute.

            3.12 Litigation and Compliance with Laws. Except as set forth on
Schedule 3.12, neither Seller nor any Stockholder is engaged in, nor has Seller or any Stockholder been threatened with, any litigation or legal or other actions, suits, proceedings or investigations, at law or in equity or admiralty, or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, in connection with the business or affairs or assets of Seller.

            3.13 Taxes. (a) Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party (except for Taxes not yet due and payable).

            (c) No Stockholder or director or officer (or employee responsible for Tax matters) of Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Seller, either (A) claimed or raised by any authority in writing or (B) as to which any Stockholder, director or officer (or employee responsible for Tax matters) of Seller has knowledge based upon personal contact with any agent of such authority. Schedule 3.13 lists all federal, state, local, and foreign income Tax Returns filed with respect to Seller for taxable periods ended on or after December 31, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller since December 31, 1999.

            (d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code ss.280G. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Seller is not a party to any Tax allocation or sharing agreement. Seller (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) does not have any Liability for the Taxes of any Person under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (f) Seller has been a validly electing S corporation within the meaning of Code ss.ss. 1361 and 1362 at all times during its existence, and Seller will be an S corporation up to and including the Closing Date.

            (g) As used in this Agreement,

                        (i) "Security Interest" means any mortgage, pledge,
            lien, encumbrance, charge, or other security interest, other than
            (a) mechanic's, materialmen's, and similar liens, (b) liens for

            Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

                        (ii) "Tax" means any federal, state, local, or foreign
            income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                        (iii) "Tax Return" means any return, declaration,
            report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            3.14 Environmental Matters. Without limiting the generality of any other section hereof:

            (a) Seller is in compliance in all material respects with all applicable Environmental Laws (as such term is defined in Addendum A hereto);


            (b) Seller has obtained all material permits and approvals required under Environmental Laws, including, without limitation, all material environmental, health and safety permits, licenses, approvals, authorizations, variances, agreements and waivers of federal, state and local governmental authorities ("Environmental Permits") necessary for the conduct of its business and the operation of its facilities, and all such Environmental Permits are in good standing and Seller is in compliance with all terms and conditions of such Environmental Permits;

            (c) Neither Seller nor, to the best of Seller's knowledge, any of its currently or previously owned or leased property or operations has been named as a potentially responsible party or is subject to any outstanding written order from or agreement with any federal, state or local governmental authority or other person or is subject to any judicial or docketed administrative proceeding respecting (x) Environmental Laws, (y) Remedial Action (as such term is defined in Addendum A hereto) or (z) any Environmental Liabilities and Costs (as such term is defined in Addendum A hereto);

            (d) Except as set forth on Schedule 3.14, there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of Seller which may give rise to Environmental Liabilities and Costs;

            (e) Seller has not received any notice or claim to the effect that it is or is reasonably expected to be liable to any person as a result of a Release (as such term is defined in Addendum A hereto) or threatened Release or any notice letter or request for information under CERCLA (as such term is defined in Addendum A hereto); and

            (f) No Environmental Lien (as such term is defined in Addendum A hereto) and no unrecorded Environmental Lien of which Seller has notice has attached to any property of Seller.

            3.15 Seller Intellectual Property. Schedule 3.15 describes all of the material trade secrets and sets forth all of the trademarks, trade names, service marks, patents, copyrights, registrations or applications with respect thereto, and licenses or rights under the same owned, used or intended to be acquired or used by Seller, and, to the extent indicated in Schedule 3.15, the same have been duly registered in such offices as are indicated therein. Seller is the sole and exclusive owner of the trademarks, trade names, service marks and copyrights, the holder of the full record title to the trademark registrations and the sole owner of the inventions covered by the patents and patent applications, all as set forth in Schedule 3.15. Seller has the sole and exclusive right to use all of the Seller Intellectual Property used by Seller in its business and all the aforesaid are free and clear of any mortgages, liens, encumbrances, equities, licenses, claims and obligations to other persons of whatever kind and character.

            3.16 Extraordinary Events. From the end of its most recent fiscal year to the date hereof, none of the business or properties or the condition, financial or other, or results of operations of Seller have been materially and adversely affected in any way as the result of any fire, explosion, accident, casualty, labor disturbance, requisition or taking of property by any governmental body or agency, flood, embargo, or Act of God or the public enemy, or cessation, interruption or diminution of operations, or other Material Adverse Effect, whether or not covered by insurance.

            3.17 Certain Transactions. None of the officers, directors or employees of Seller is presently a party to any transaction with Seller which constitutes or relates to any Assumed Liability, including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee, any member of a family of any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or any employee has a substantial interest or is an officer, director, trustee or partner.

            3.18 Material Information. No representation or warranty by Seller or any Stockholder contained in this Agreement and no statement contained in any certificate, exhibit, schedule, list, financial statements or other instrument furnished to Buyer contains or will contain any untrue statement or omit to state any fact necessary to make the statements contained herein or therein not misleading.

                                   Article IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

            As a material inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller that:

            4.1 Corporate Organization and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect. Buyer has full corporate power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            4.2 Authorization. The execution, delivery and performance by Buyer of this Agreement and the other agreements and documents contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to approve and authorize the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other agreements and documents contemplated hereby have been duly executed and delivered by Buyer and constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms.

            4.3 Absence of Conflicts. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby do not and will not result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of Buyer or (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to terminate or to accelerate any obligation under, or (e) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the certificate of incorporation or bylaws of Buyer or any indenture, mortgage, lease, license, loan agreement or other agreement or instrument to which Buyer is bound or affected, or, to Buyer's knowledge, any law, statute, rule or regulation or any judgment, order or decree to which Buyer is subject.

                                    Article V

                                    COVENANTS

            5.1 Payment of Liabilities. Seller and Stockholder hereby jointly and severally covenant that Seller shall pay when due any and all accounts payable and other trade debts of Seller, to the extent that any such items are not Assumed Liabilities, except for any such liability that is being disputed in good faith. Buyer shall promptly pay the Assumed Liabilities when the same become due, except to the extent that any such liability is being disputed in good faith and has been appropriately reserved for on the books and records of Buyer.

            5.2 Actions Prior to the Closing. Seller and each Stockholder shall pay, when due, all Taxes assessed based upon, or otherwise relating to, the Assets or the operations of Seller prior to the Closing Date and for all period(s) ending on or before the Closing Date, whether or not due on the Closing Date.

            5.3 S Corporation Status. Neither Seller nor any Stockholder will revoke Seller's election to be taxed as an S corporation within the meaning of Code ss.ss. 1361 and 1362 or take or allow any action that would result in the termination of Seller's status as a validly electing S corporation within the meaning of Code ss.ss. 1361 and 1362.

            5.4 Ordinary Course of Business Pending Closing. Seller and each Stockholder hereby jointly and severally covenant and agree that, from the date hereof to the Closing Date, Seller and the Stockholders shall conduct Seller's business in the ordinary course and, consistent therewith, use their respective best efforts to preserve intact Seller's business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, except as contemplated by this Agreement or with written consent of Buyer to the contrary, prior to the Closing, Seller shall not, without the written consent of Buyer:

            (a) will operate its business in the normal, usual and customary manner in the ordinary and regular course of business;

            (b) will not sell or otherwise dispose of any of its properties or assets, including any intellectual property, other than inventory of finished goods sold in the ordinary course of business;

            (c) will not increase the compensation payable or benefits available to any of its officers, employees, or agents, or loan or borrow any money from any person (Seller may make any distributions to, or enter into any compensatory arrangements with, Stockholders during this time as Seller and Stockholder may agree, provided that any obligations incurred thereby are expressly excluded from Assume Liabilities);

            (d) will not issue or sell, or redeem or repurchase, any shares of Seller's common stock or any rights, warrants or options to acquire any such shares;

            (e) will not enter into any other transaction or transactions which individually or in the aggregate are material to Seller.

            5.5 Special Release. Seller and each Stockholder hereby jointly and severally release and forever discharge Buyer and its directors, officers, affiliates, agents and employees from any and all demands, debts, actions, suits, damages and any and all claims, demands and liabilities whatsoever, of every name and nature, that currently exist or that may arise in the future in connection with any dispute between or among Seller and/or any of the Stockholders, except to the extent that any such dispute is determined to be caused primarily by the gross negligence or willful misconduct of Buyer.

                                   Article VI

                                 INDEMNIFICATION

            6.1 Indemnification By Seller and Stockholders. (a) Seller and each Stockholder hereby jointly and severally agree at all times hereafter to indemnify and hold harmless Buyer from and against any "Loss." For the purposes of this Section 6.1, "Loss" shall mean:

                      (i) any loss or liability resulting from any failure by Seller or Stockholder to perform, abide by or fulfill any of the agreements, covenants or obligations set forth in or entered into in connection with this Agreement to be so performed or fulfilled by Seller or Stockholder;

                      (ii) any loss or damages resulting from any breach or inaccuracy in any representation, warranty or agreement of Seller or Stockholder contained in this Agreement;

                      (iii) any loss or liability resulting from actions taken by Seller or Stockholder prior to the Closing Date to the extent such liability is not expressly assumed by Buyer pursuant to this Agreement; and

                      (iv) all actions, suits, judgments, damages, costs, and expenses, including reasonable attorneys' fees, incident to or arising out of any of the foregoing.

            (b) Notwithstanding any provision to the contrary, (i) no Stockholder shall be liable under this Section 6.1 for any Loss caused solely by any other Stockholder's willful misconduct, or by the breach of a representation or warranty made solely by another Stockholder or covenant or other obligation hereunder to be performed solely by another Stockholder, and (ii) neither Seller nor any Stockholder shall be liable under this Section 6.1 for any such Loss unless and until the aggregate amount of all Losses exceeds $10,000; provided, that when the aggregate amount of all Losses exceeds $10,000, Seller and Stockholders shall be liable for all such Losses.

            6.2 Indemnification By Buyer. (a) Buyer hereby agrees at all times hereafter to indemnify and hold harmless Seller and Stockholders from and against any "Loss." For the purposes of this Section 6.2, "Loss" shall mean:

                      (i) any loss or liability resulting from any failure by Buyer to perform, abide by or fulfill any of the agreements, covenants or obligations set forth in or entered into in connection with this Agreement to be so performed or fulfilled by Buyer;

                      (ii) any loss or damages resulting from any breach or inaccuracy in any representation, warranty or agreement of Buyer contained in this Agreement;

                      (iii) any loss or liability resulting from any claim arising out of any liability or obligation which is an Assumed Liability or resulting solely from any action taken by Buyer after the Closing; and

                      (iv) all actions, suits, judgments, damages, costs, and expenses, including reasonable attorneys' fees, incident to or arising out of any of the foregoing.

            6.3 Calculation of Loss. The amount of any Loss shall be the amount of cash that, when received by the Claimant, shall place Claimant in the same financial position it would have been in if such Loss had not occurred. For all purposes of this Article 6, the amount of any Loss for breach of any representation, warranty, covenant or agreement contained in this Agreement shall be determined without giving effect to any qualification or limitation in such representation, warranty, covenant or agreement as to materiality or Material Adverse Effect, provided, that any such qualification or limitation shall be given effect in determining whether there has been a breach of such representation, warranty, covenant or agreement.

            6.4 Indemnification Procedures. Seller or Buyer, as in the case may be ("Claimant") shall give prompt written notice to Seller, a Stockholder or Buyer as appropriate ("Indemnifying Party") of any claim (actual or threatened) or other event which in the judgment of Claimant might result or has resulted in a Loss by Claimant under Section 6.1 or 6.2. With respect to third-party claims, the following provisions shall apply: Indemnifying Party shall have the right to assume the defense of such claim or any litigation resulting therefrom, provided, that (a) Indemnifying Party confirms in writing its obligation to provide indemnification with respect to such claim, and (b) counsel for Indemnifying Party, who shall conduct the defense of such claim (actual, threatened or asserted) or litigation, shall be reasonably satisfactory to the Claimant, and Claimant may participate in such defense at its expense, and provided, further, that the omission by Claimant to give notice as provided herein shall not relieve Indemnifying Party of its obligations hereunder except to the extent that such omission results in a failure of actual notice to Indemnifying Party and Indemnifying Party is damaged or prejudiced as a result of such failure of actual notice. Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of Claimant, consent to the entry of any judgment or decree or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Claimant of a release from all liability in respect to such claim or litigation (provided, that if Claimant does not so consent then any loss in excess of the proposed settlement shall be paid by Claimant), and Indemnifying Party shall have no liability with respect to any payment made by Claimant in connection with the settlement, satisfaction or compromise of any claim unless Indemnifying Party shall have approved thereof in advance in writing. If Claimant shall not have received notice that Indemnifying Party shall assume the defense of such claim within twenty (20) days after the notice is sent to Indemnifying Party of the existence of such claim, then Claimant shall be free to proceed with the defense of such claim at the expense of Indemnifying Party. In such case, Indemnifying Party shall pay all expenses of defense promptly, and in any event within five (5) days of submission of any invoice or bill for such expenses to Indemnifying Party. Each such notice shall be accompanied (or followed as promptly as is reasonably practicable after the amount of such Loss becomes determinable) by a certificate signed by the President of Claimant, and setting forth in reasonable detail the calculation of the amount of such Loss in accordance with the provisions hereof, and accompanied by copies of all relevant documents and records. The omission to give such notice or provide such certificate by Claimant shall not relieve Indemnifying Party of its obligations under this Article 6 except to the extent such omission results in a failure of actual notice to Indemnifying Party and Indemnifying Party is damaged or prejudiced by such failure of actual notice.

            6.5 Survival of Representations and Warranties. The several representations, warranties and covenants of the parties herein contained, including without limitation the provision of Section 7.9 below respecting Confidential Information, shall survive the Closing Date and continue in effect thereafter for a period equal to the applicable statute of limitations, except that the provision of Section 7.9 shall only be subject to the sixty (60) month period set forth in any Noncompetition and Confidentiality Agreement.

                                   Article VII

                                  MISCELLANEOUS

            7.1 Brokerage Fee. Seller and Buyer each represent that no broker has been involved in this transaction and each party agrees to indemnify and hold the other harmless from payment of any brokerage fee, finder's fee or commission claimed by any party who claims to have been involved because of association with such party.

            7.2 Amendments; Waivers. This Agreement constitutes the entire agreement of the parties related to the subject matter of this Agreement, supersedes all prior or contemporary agreements, representations, warranties, covenants and understandings of the parties. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change modification, consent or discharge is sought. In furtherance of the foregoing, the parties hereto acknowledge that (i) there have been no representations, warranties, covenants, understandings or agreements related to the subject matter of this Agreement other than as set forth herein and therefore no reliance can be placed on matters other than as set forth herein, and (ii) no agent of any party has or had authority to make representations, warranties, covenants or agreements on behalf of such party and if and to the extent so made, such representations, warranties, covenants or agreements were not authorized and have not been the subject upon which reliance has been placed.

            Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of such term, condition or breach of covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; and no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

            7.3 Assignment; Successors and Assigns. This Agreement shall not be assignable by any party without the written consent of the others, provided, that Buyer may assign this Agreement and all of its rights hereunder to any affiliated Person without such consent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            7.4 Severability. If any provision or provisions of this Agreement shall be, or is found to be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

            7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart.

            7.6 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            7.7 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

            If to Buyer:
            ------------

            Able Laboratories, Inc.
            6 Hollywood Court
            South Plainfield, New Jersey 07080
            Attn: Dhananjay G. Wadekar
                  President and CEO
            Telecopy: (908) 754-1736

            with a copy to:
            --------------

            Foley Hoag LLP
            155 Seaport Boulevard
            Boston, MA  02210
            Attn: Gerard P. O'Connor
            Telecopy: (617)832-7000

            If to Seller:
            -------------

            LiquiSource, Inc.
            c/o Robert R. Buchanan, Jr.
            10855 Ridge Pointe Lane
            Parker, CO 80138

            Telecopy: (303) 680-4294
            with a copy to:
            --------------

            Scott W. Stauffer
            2851 S. Parker Road, Suite 720
            Aurora, CO 80014
            Telecopy: (303) 750-5544

            If to any Stockholder:
            ----------------------

            Robert R. Buchanan, Jr.
            10855 Ridge Pointe Lane
            Parker, CO 80138
            Telecopy: (303) 680-4294

            Raja Kolla
            5 Shenandoah Court
            Califon, New Jersey 07830

            with a copy to:
            --------------

            Scott W. Stauffer
            2851 S. Parker Road, Suite 720
            Aurora, CO 80014
            Telecopy: (303) 750-5544

            Raju V.K. Vegesna
            230 Bellows Way
            Lansdale, PA 19446

            With a copy to:
            ---------------

            Arthur Zucker
            Ferro Labella & Zucker, LLC
            The Landmark Building
            27 Warren Street
            Hackensack, NJ 07601
            Telecopy: (201) 489-5653

or such other person or entity or at such other address as any party shall designate by notice to the other parties in accordance herewith.

            Notices provided in accordance with this Section 7.7 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required) (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any

Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent at any other time, or (iv) three Business Days after deposit in the mail. The term "Business Day" as used in this Section 7.7 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in the State of New Jersey.

            7.8 Number and Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

            7.9 Confidentiality; Press Releases and Announcements. Prior to the Closing, except as and to the extent required by law or by regulations of the Nasdaq Stock Market, without the prior written consent of the other party, none of Buyer, Seller or any Stockholder shall, directly or indirectly, make any public comments, statements or communications nor make any disclosure to any party not affiliated with Buyer or Seller with respect to the proposed transaction set forth in this Agreement, except as necessary to obtain consents or approvals to this transaction or as necessary to comply with policies and guidelines of the Securities and Exchange Commission. From and after the Closing, Seller and each Stockholder agree that, except as may be required by law, they will not disclose, and they will cause their respective employees, representatives, agents, and advisers not to disclose, any Confidential Information. "Confidential Information" means (i) the terms of this Agreement and the transactions contemplated hereby, (ii) all Seller Intellectual Property and all Business Records; and (iii) any confidential information identified as such in writing by any party hereto to any other party, except for any such information that (i) is or becomes publicly available through no fault of the receiving party or (ii) was already known to the receiving party or is rightfully disclosed to it by a third party without an obligation of confidentiality. After the Closing, Buyer may in its sole discretion prepare a press release relating to this transaction and/or file a Form 8-K with the Securities and Exchange Commission disclosing this transaction. With respect to each Stockholder, this Section 7.9 shall be controlled and superceded by the terms of the separate Noncompetition and Confidentiality Agreement entered into by each such Stockholder, including the sixty (60) month term of nondisclosure therein.

            7.10 Further Transfers. Seller will execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets and any other transactions contemplated hereby; provided, that Seller shall have no obligation to take any action which amends or alters the substance of this transaction. Seller will execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Purchased Assets and will also do such acts as are necessary to perform its representations, warranties and agreements herein.

            7.11 Expenses. Except as otherwise provided herein, Buyer will pay all of Buyer's own expenses (including, without limitation, fees and expenses of legal counsel) and Seller and each Stockholder will pay all of their respective expenses (including, without limitation, fees and expenses of legal counsel) incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder, and the consummation of the transactions contemplated hereby (whether consummated or not).

            7.12 Governing Law; Consent to Jurisdiction.7.13 This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New Jersey to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Buyer and Seller hereby irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the State of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive any, and agree not to assert as a, defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New Jersey State or Federal court. Buyer and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.7 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.



                                    ABLE LABORATORIES, INC.


                                    By: /s/ Robert Weinstein
                                        -----------------------------
                                    Name: Robert Weinstein
                                          ---------------------------
                                    Title: Vice President and CFO
                                           --------------------------


                                    LIQUISOURCE, INC.


                                    By: /s/ Raja G. Kolla
                                        -----------------------------
                                    Name: Raja G. Kolla
                                          ---------------------------
                                    Title: President
                                           --------------------------


                                    STOCKHOLDERS


                                    /s/ Raja G. Kolla
                                    ---------------------------------
                                    Raja G. Kolla


                                    /s/ Raju V.K. Vegesna
                                    ---------------------------------
                                    Raju V.K. Vegesna


                                    /s/ Robert R. Buchanan, Jr.
                                    ---------------------------------
                                    Robert R. Buchanan, Jr.

                                   ADDENDUM A

                              Certain Defined Terms

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended or supplemented from time to time.

            "Contaminant" means any waste, pollutant, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, or any constituent of any such pollutant material, substance or waste, including, without limitation, asbestos, polychlorinated biphenyls, oil, petroleum, petroleum-derived substances, and any pollutant material, substance or waste regulated under any Environmental Law.

            "Environmental Laws" means all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution of the environment, protection of public health and safety, protection of occupational health and safety, releases or threatened releases of Contaminants into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), the manufacture, processing, distribution, use, treatment, recycling, storage, disposal, transport or handling of Contaminants. Environmental Laws shall include, without limitation, CERCLA, The Resource Conservation and Recovery Act, (42 USC 6901, et seq.) the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Food, Drug and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), and the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., as such laws have been amended or supplemented from time to time to the date hereof, and any analogous future federal, or present or future state, local or foreign, statutes, ordinances or bylaws.

            "Environmental Liabilities and Costs" means, all liabilities, obligations, responsibilities, losses, damages, injury to persons, property or natural resources, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation, feasibility studies, and remedial actions), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any governmental authority, corporation, partnership, trust, individual or other entity ("Person"), whether based in contract, tort, implied or express warranty, common laws, strict liability, criminal or civil statute, including any Environmental Law, permit, order, approval, authorization, license, variance or agreement with a federal, state or local governmental authority or other person, arising from environmental, health or safety conditions or a Release or threatened Release resulting from the past operations of Seller (or any of its predecessors in interest), or any Release for which Seller is otherwise responsible under any Environmental Law.

            "Environmental Lien" means any lien or similar interest in favor of any federal, state or local governmental authority for Environmental Liabilities and Costs.

            "Material Adverse Effect" means, with respect to any Person, (i) a material adverse change in the assets, earnings, financial condition, business prospects, operating results, customer, supplier, employee or sales representative relations, business condition or financing arrangements of such Person, (ii) material casualty loss, destruction or damage to the assets or properties of such Person whether or not covered by insurance, or (iii) any action or proceeding before any court or government body wherein an unfavorable judgment, decree, injunction or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

            "Person" means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Release" means, as to Seller, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, pouring, emptying, escaping, dumping, discarding, leaching or migration of a Contaminant whether indoors or outdoors, whether or not the Release occurs on property owned, leased or controlled by Seller. Release includes the movement of Contaminants through or in air, soil, surface water, groundwater or property and includes the abandonment or discarding of barrels, containers and other closed receptacles containing any Contaminant.

            "Remedial Action" means all actions necessary to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent a threatened Release or condition that is reasonably likely to result in a Release or minimize further release of Contaminants so they do not migrate or endanger or threaten to endanger present or future public health or welfare or the indoor or outdoor environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.